Exhibit 10.1

SOFTWARE LICENCE AGREEMENT	[firstwave. LOGO]

Licence Agreement Number: 10/1012

This Licence Agreement between Electronic Data Systems Ltd ("Licencee") whose registered office is at 4 Roundwood Avenue, Stockley Park, Uxbridge Middlesex UB11 1BQ and Firstwave Technologies UK Limited, ("Firstwave") whose registered office is at The Pavilion, 1 Atwell Place, Thames Ditton, Surrey KT7 0NF, is made the 25th day of July 2001 and covers Program Products to be licenced by Licencee pursuant to Order Forms, which may be submitted and accepted from time to time.

When Firstwave accepts an Order Form, Licencee will have, subject to the terms and conditions of this Agreement, a nontransferable and nonexclusive Licence to use the Program Products(s), optional features, if any, and related materials (collectively the "Licenced Program") described in the Order Form(s) referencing this Agreement. This Agreement applies to all program code, documentation, training materials, and enhancements embodying or related to the Licenced Program and any subsequent versions or releases of the Licenced Program which may be delivered to Licencee and the definition of Licenced Program includes all such code, documentation, materials and enhancements.

DELIVERY AND USE OF LICENCED PROGRAM
This Agreement authorises Licencee to use the Licenced Program(s), covered by Order Form(s) accepted by Firstwave, subject to the designated Maximum Users of Licencee at the installation site of Licencee identified on the Order Form and only for the internal operations of Licencee and for the processing of its own data. A "User" is any person who uses the Licenced Program under Licencee's control or at Licencee's direction or request, including any employee or independent contractor of Licencee or of any third party which sells or distributes Licencee's products or which provides goods or services to Licencee. The number of "Maximum Users" set forth in the Order Form establishes the legal limit for the total number of Users who are permitted to use the Licenced Program under this Licence Agreement. This number is calculated as the total number of Users who employ the Licenced Program, whether these Users are employing the software simultaneously or at different times during the term hereof.

Delivery of the Licenced Program will be F.O.B. Firstwave's facility in Thames Ditton, Surrey, UK (the "Delivery Point"). Firstwave shall put the Licenced Program in the possession of a carrier at the Delivery Point and Firstwave shall bear all costs and expenses in transportation and delivery.

TITLE, CONFIDENTIALITY AND RESTRICTIONS
Title to the Licenced Program remains with Firstwave, and the Licenced Program is a trade secret and the confidential and proprietary information of Firstwave. Licencee and its Users shall keep the Licenced Program strictly confidential, and Licencee must not disclose or otherwise distribute the Licenced Program to anyone other than Licencee's licenced Users. Licencee must not remove or destroy any proprietary markings of Firstwave. Licencee shall not permit anyone except its licenced Users to have access to the Licenced Program. Except for archive purposes, Licencee shall not make or permit others to make copies of or reproduce any part of the Licenced Program in any form without the prior written consent of Firstwave. In no event shall Licencee decompile, disassemble or otherwise reverse engineer any Licenced Program.

Licencee shall take all reasonable steps necessary to insure that the Licenced Program and Firstwave materials pertaining to the Licenced Program, or any portions thereof, are not made available or disclosed by Licencee or by any of its Users to any other party. Licencee agrees that all those individuals having access to the Licenced Program and Firstwave materials pertaining to the Licenced Program under this Agreement shall observe and perform this non-disclosure covenant, and that it will advise Firstwave, upon request, of the procedures employed for this purpose and identify all entities that comprise Users. Licencee shall hold Firstwave harmless against any loss, cost, expense, claim or liability resulting from Licencee's breach of this non-disclosure obligation. The non-disclosure restrictions herein shall apply during the term hereof and for a period of five (5) years thereafter; provided that the restrictions shall continue to apply thereafter with respect to any trade secret information, for so long as such information retains its trade secret status. Upon termination of this Agreement, Licencee shall deliver to Firstwave all material furnished by Firstwave pertaining to the Licenced Program and shall also warrant in writing that all copies thereof have been returned to Firstwave or destroyed.

ENTIRE AGREEMENT AND MODIFICATIONS
This Agreement, including the reverse side hereof, the Order Form(s) and any other exhibits attached to this Agreement, represents the final and entire agreement between Firstwave and Licencee with respect to the Licenced Program, and Firstwave and Licencee agree that all other agreements, proposals, purchase orders, representations and other understandings concerning the Licenced Program, whether oral or written, between the parties are superseded in their entirety by this Agreement. No alteration or modifications of this Agreement will be valid unless made in writing and signed by the parties. No attachment, supplement or exhibit to this Agreement shall be valid unless signed by an authorised signatory of Firstwave.

LIMITED WARRANTY
Firstwave warrants that it has the right to grant the Licence described in this Agreement and the Order Form(s). Firstwave will defend or at its option, settle any action against Licencee based upon a claim that Licencee's use of the Licenced Program in accordance with this Agreement infringes any patent, copyright or other intellectual property right of any third party. In the defense or settlement of the claim, Firstwave may obtain for Licencee the right to continue using the Licenced Program, replace or modify the Licenced Program so that the Licenced Program becomes non-infringing or, if such remedies are not reasonably available, grant Licencee a refund for the Licenced Program as depreciated and accept the return of the Licenced Program. Firstwave disclaims all other liability for infringement or violation of any patents, copyrights or other rights of intellectual or industrial property, including any incidental or consequential damages.

Firstwave warrants for a period of ninety (90) days from the date of the first delivery of the Licenced Program that the Licenced Program will operate according to the specifications published by Firstwave for the Licenced Program, provided that Licencee has given Firstwave written notice of any performance failure within the ninety (90) day warranty period. Licencee's sole and exclusive remedy for any claim of breach of this limited warranty is that Firstwave shall either modify or replace the nonconforming Licenced Program so that the Licenced Program substantially conforms to such specifications. In the event Licencee notifies Firstwave of an error and after investigation Firstwave determines the error to be caused by hardware and software not sold or licenced to Licencee by Firstwave, or by incorrect procedures used by Licencee or a third party, Licencee shall reimburse Firstwave at Firstwave's then current rate for all costs incurred in such investigation.

Firstwave shall not be liable to Licencee for any liability, loss or damage caused or alleged to be caused directly or indirectly, incidentally or consequently, by any of the software or services provided hereunder or by any inadequacy thereof or deficiency or defect therein. Nothing in this Agreement shall be construed to impose liability on Firstwave for acts or omissions of the manufacturer, vendor or licensor of the Non-Firstwave Software. Firstwave shall not be liable for any damages caused by delay in shipment, installation or furnishing of any software or services under this Agreement, and in no event shall Firstwave be liable for loss of revenues, savings or profits, or for any indirect, special, consequential, or other similar damages arising out of any breach of this Agreement or of obligations or claims under or related to this Agreement. No action arising out of any claimed breach of the Agreement by Firstwave or otherwise relating hereto may be brought by Licencee more than one (1) year after the cause of action arises. Firstwave's aggregate liability for claims arising hereunder or otherwise related hereto shall under no circumstances exceed the amount paid to Firstwave by Licencee hereunder.

WARRANTY AND LIABILITY LIMITATIONS
EXCEPT AS SET FORTH ABOVE, NO WARRANTY, CONDITION, UNDERTAKING OR TERM, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, QUALITY, DURABILITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE LICENCED PROGRAM(S) AND SERVICES PROVIDED UNDER ANY ORDER FORM(S) ATTACHED TO THIS AGREEMENT OR AS TO ANY CUSTOMISATION OF HARDWARE OR SOFTWARE IS GIVEN OR ASSUMED BY FIRSTWAVE AND ALL SUCH WARRANTIES, CONDITIONS, UNDERTAKINGS AND TERMS ARE HEREBY EXCLUDED.

FIRSTWAVE DOES NOT WARRANT THAT THE LICENCED PROGRAM(S), IN CONJUNCTION WITH ANY SERVICES PROVIDED UNDER ANY ORDER FORM(S) ATTACHED TO THIS AGREEMENT WILL OPERATE TO SOLVE ANY GENERAL OR SPECIFIC CUSTOMER PROBLEM, OR MEET ANY GENERAL OR SPECIFIC CUSTOMER NEED.

GOVERNING LAW, CONSENT TO JURISDICTION
This Licence Agreement and all Order Forms, addendum's, attachments, amendments, modifications, alterations, supplements and schedules hereto shall be governed by and construed in accordance with the laws of England and the parties submit to the exclusive jurisdiction of the Courts of England.

ASSIGNMENT
Licencee may not assign this Agreement, the use of any Licenced Program or its rights and obligations under this Agreement without the prior written consent of Firstwave.

TAXES AND DUTIES
The amounts set forth on any Order Form are exclusive of any tariffs, duties or taxes imposed or levied by any government or governmental agency including, without limitation, local sales, use, value added and personal property taxes, and Licencee agrees to pay any such tariffs, duties or taxes (other than franchise and income taxes for which Firstwave is responsible) upon presentation of invoices by Firstwave. Any claimed exemption from such tariffs, duties or taxes must be supported by proper documentary evidence delivered to Firstwave.

BREACH AND TERMINATION
If Licencee breaches any term of this Agreement or any Order Form or fails to pay when due any valid invoice rendered by Firstwave, or if the Licencee becomes insolvent or if bankruptcy or receivership proceedings are initiated by or against Licencee, Firstwave shall have the right to terminate this Agreement immediately and, in addition to all other rights of Firstwave, all amounts which would have become due and payable under this Agreement and any Order Form will immediately become due and payable to Firstwave. Any invoice which is unpaid by Licencee when due shall be subject to an interest charge of 2% per month or part thereof plus such late payment charge as Firstwave may reasonably require to cover its additional costs of administration and collection.

PUBLICITY
The parties agree that Firstwave may utilise and otherwise publish Licensee's name and other information relating to this relationship without Licensee's consent provided such information is not Confidential Information or otherwise prohibited under the terms of this Agreement

The parties certify by their authorised agents that they have read this Agreement and agree to be bound by its terms and conditions.

Firstwave Technologies UK Limited	Electronic Data Systems Ltd

By:	By:
(Authorised Signature)	(Authorised Signature) (in non-black ink)

RUSSELL LOARRIDGE Name	Name

VP UK Operations Title	Title

25 July 2001 Date	25 July 2001 Date